EXHIBIT 10.1

FIFTH AMENDMENT TO FINANCING AGREEMENT

This Fifth Amendment to Financing Agreement (“Amendment”) is made and entered into as of this 30 day of September, 2003 between Key Tronic Corporation (“Company”) and The CIT Group/Business Credit, Inc. (“CIT”) in reference to that certain Financing Agreement between Company and CIT dated August 22, 2001, as amended (hereinafter “Financing Agreement”). Capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreement.

Company and CIT desire to amend the Financing Agreement as set forth below.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. Amendments to Financing Agreement.

(a). The definition of “Administrative Management Fee” is hereby amended and restated to read as follows:

“Administrative Management Fee” shall mean the sum of $60,000.00 which shall be paid to CIT in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.”

(b). The definition of Anniversary Date is hereby amended by replacing “four (4) years” with “five (5) years” therein.

(c). The definition of “Borrowing Base” is hereby amended and restated to

“Borrowing Base shall mean the lesser of (1) the sum of (a) eighty five percent (85%) of the Company’s aggregate outstanding Eligible Accounts Receivable less Dilution Reserves, if any, plus (b) the lesser of (i) eighty percent (80%) of the aggregate value of the Company’s Eligible Inventory, valued at the orderly liquidation value as established by an appraiser chosen by CIT, (ii) thirty two percent (32%) of the Company’s Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis or (iii) the Inventory Loan Cap, less (c) any applicable Availability Reserves and (2) the amount of cash collections of Accounts for the prior forty five (45) Business Days, less any applicable Availability Reserves.”

(d). Clause (b) (ii) of the definition of “Eligible Accounts Receivable” is hereby amended and restated to read as follows:

“(ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder either (y) and are to foreign subsidiaries of the following United States corporations: Flextronix, Hewlett Packard, Lexmark International, Clorox and Unisys or other foreign subsidiaries of United States corporations approved by CIT in its sole discretion, provided such

Accounts do not exceed the lesser of 30% of all Eligible Accounts Receivable and $5,000,000 in the aggregate at any one time or (z) are to DBK, provided such Accounts do not to exceed $2,000,000 in the aggregate at any one time and are at all times supported by credit insurance payable to CIT and in form, substance and amount and by an issuer acceptable to CIT”

(e). The following definition of “Eligible Inventory” is hereby added to Section 1 of the Financing Agreement in proper alphabetical order:

“Eligible Inventory shall mean the gross amount of the Company’s keyboard finished goods Inventory located at the Company’s El Paso, Texas warehouse location that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to CIT in the exercise of its reasonable business judgment, less without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by the Company’s customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Company’s suppliers, (e) Inventory in transit to third parties (other than the Company’s agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by CIT in its reasonable discretion, including without limitation for special order goods, customer specific Inventory, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.”

(1). The definition of “Inventory Loan Cap” is hereby amended and restated in its entirety to read as follows:

“Inventory Loan Cap shall mean the amount of $2,000,000.00.”

(g). The definition of “Line of Credit” is hereby amended and restated in its entirety to read as follows:

“Line of Credit shall mean the aggregate commitment of CIT to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement and (b) assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, (c) to make the Term Loan, and (d) make the Equipment Term Loan pursuant to Section 4 of this Financing Agreement, in an aggregate amount not to exceed $20,000,000.00”

(h). Section 7.11(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(b) maintain at all times EBITDA of not less than $5,000,000 to be measured monthly on a rolling twelve month basis in accordance with the methodology set forth in Exhibit A hereto.”

(i). Section 7.11(c) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c) maintain a Fixed Charge Coverage Ratio of not less than 1.15:1.0 at all times, to be measured monthly on a rolling twelve month basis in accordance with the methodology set forth in Exhibit A hereto.”

k.) Exhibit A to the Financing Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

2. Accommodation Fee. In consideration for this Amendment, Company shall pay to CIT a fee in an amount equal to $35,000.00 (“Accommodation Fee”), which fee shall be due and fully payable to CIT on the date hereof and shall be in addition to all other fees payable by Company.

3. Conditions Precedent. The initial and continued effectiveness of this Amendment are further conditioned upon satisfaction of each of the following (except to the extent expressly waived by CIT in writing):

(a) CIT shall have to its satisfaction completed the testing of the Company’s Inventory perpetual system and the condition of the Company’s Inventory and warehouse facility shall be satisfactory to CIT.

(b) CIT shall have received the Accommodation Fee.

(c) CIT shall have received this Amendment, duly executed and delivered by Company prior to 5:00 p.m. Pacific Daylight time on October 10, 2003.

4. Counterparts. This Amendment may be signed in counterparts with the same affect as if the signatures to each counterpart were upon a single instrument.

5. Reference to and Effect on the Existing Financing Agreement. Except as modified by the terms herein, the Financing Agreement and the Loan Documents remain in full force and effect in accordance with the terms without offset, counterclaim or recoupment.

6. Governing Law. This Amendment shall be governed by the laws of the State of California.

7. Attorneys’ Fees; Costs: Jury Trial Waiver. Company agrees to pay, on demand, all reasonable attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. COMPANY AND CIT HEREBY WAIVE ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE, DEFEND, INTERPRET OR OTHERWISE CONCERNING THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KEY TRONIC CORPORATION

By	/s/ RONALD F. KLAWITTER

Its	Exec. VP of Admin & CFO

THE CIT GROUP/BUSINESS CREDIT, INC.

By	/s/ JEANNETTE M. BEHM

Its	Vice President

Each of the undersigned confirms that the foregoing Amendment shall not affect, modify or diminish such undersigned’s obligations under any instrument of Guaranty and/or any related pledge or security agreements executed in favor of CIT and reaffirms and ratified each of the terms and conditions of such Guaranty and/or related pledge or security agreements.

KEY TRONIC JUAREZ, SA DE CV

By:	/s/ RONALD F. KLAWITTER

Name: Title:	Ronald F. Klawitter Secretary and Treasurer

KEY TRONIC REYNOSA, SA DE CV

By:	/s/ RONALD F. KLAWITTER

Name: Title:	Ronald F. Klawitter Ronald F. Klawitter

Exhibit A

1. Total Equity Calculation:

As of August 23, 2003, the Total Equity of Key Tronic Corporation was $21,704,000 calculated as follows:

	Common Stock	$48,121,000
Plus:

	Treasury Stock	($9,728,000)
Plus:

	Retained Earnings	($15,924,000)

Total Shareholders’ Equity =		$22,469,000

Minus:

	Goodwill	$765,000
	Total Equity =	$21,704,000

Exhibit A

(continued)

2. EBITDA Calculation:

The rolling twelve month EBITDA as of August 23, 2003 for Key Tronic Corporation was $6,050,000, calculated as follows:

	Operating Income	$2,216,000
Plus:

	Depreciation	$2,342,000
	Amortization	$623,000
	Amortization of Capitalized Manufacturing Variances (without duplication)	$869,000

	Total EBITDA	$6,050,000

Exhibit A

(continued)

3. Fixed Charge Coverage Ratio Calculation:

The rolling twelve month Fixed Charge Coverage Ratio as of August 23, 2003 for Key Tronic Corporation was 2.25:1.0 calculated as follows:

EBITDA	$6,050,000

Minus:

Cash Capital Expenditures	$1,053,000

Total (A)	$4,997,000

Divided by:

All Scheduled Interest Obligations	$1,029,000

Plus:

Scheduled Principal Payments on Indebtedness	$407,000

Plus:

Payments to F&G	$783,000

Total (B)	$2,219,000

Fixed Charge Coverage Ratio (A/B) = 2.25 : 1.0